    UNITED STATES
SECURITIES AND EXCHANGE
  COMMISSION
  Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

SPO MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11772	25-1411971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3, Gavish Street, POB 2454, Kfar Saba, Israel
 (Address of principal executive offices, including Zip Code)

+972-9-764-3570
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 1, 2010, SPO Medical Inc. (the “Company”), a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Initial 8-K”) to report that the Company’s wholly owned subsidiary  SPO Medical Equipment Ltd. (“SPO LTD”), entered into a license agreement  with an entity owned and controlled by its Chief Technical Officer pursuant to which the PulseOx medical product line is to be marketed by the licensee in the medical field (the “License”).  This amendment is being filed to the Initial 8-K to amend and supplement Item 9.01 of the Form 8-K filed on February 1, 2010, to include the pro forma financial information required by part (b) of Item 9.01 of Form 8-K.

The following unaudited pro forma consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The  accompanying unaudited consolidated pro forma statements of operations for the fiscal year ended December 31, 2009 are presented as if the License, as discussed in Item 1.01 of the Initial 8-K, had been completed as of January 1, 2009.

The unaudited consolidated pro forma financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the License had actually been completed on the indicated date. The unaudited consolidated pro forma financial statements are based on management’s estimate of the effects on the financial statements of the License. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

The unaudited consolidated pro forma financial statements do not include earnings on proceeds and related tax effects that result directly from the transaction, which were included in the Company’s operating results for the year ended December 31, 2009.

The unaudited consolidated pro forma financial statements reflect the impact of the significant reduction in force completed in January 2010 which is expected to significantly reduce the cost structure of the retained business on a going forward basis.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Unaudited Consolidated Pro Forma Statements of Operations for the Year ended December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2010	SPO MEDICAL INC.

	By:	/s/ Michael Braunold
Michael Braunold Chief Executive Officer

. SPO MEDICAL INC.
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
U.S. dollars in thousands (except share data)

The following unaudited consolidated pro forma as of December 31, 2009 is adjusted for the disposition of the licensee business as if it had occurred on January 1, 2009.

We derived this information from (i) the Company’s audited consolidated financial statements for the year ended December 31, 2009. This information should be read together with our consolidated financial statements and related notes included elsewhere in the Form 10-K.

The pro forma adjustments are preliminary, and the unaudited consolidated pro forma combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the disposition taken place on the dates noted, or the future financial position or operating results of the Company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Any material change in estimates would materially impact results of operations after the disposition.

	Year ended December 31
	2009	adjustment	2009
	Audited		Unaudited
	(1)	(2)	(3)
Revenues	1,047	(1,047)	(a) -
Cost of revenues	632	(632)	(a) -
Gross profit	415		-

Operating expenses

Research and development, net	414	-	414

Selling and marketing	132	(132)	(b) -

General and administrative	834	(9)	(c) 825
Restructuring expenses and restructuring of debt (income)	(527)	-	(527)

Other Income – agreement with a licensee	(224)	224	(d) -

Total operating expenses	629		712

Operating loss	214		712

Financial expenses, net	263		263
Net Loss for the year	477		975

Basic and diluted loss per ordinary share	0.02		0.04

Weighted average number of shares outstanding used in computation of basic and diluted loss per share	26,215,454		26,215,454

(1)	The financial data in the statement of operations is identical to the results of operation as it appears in our financial statements for the year ended December 31, 2009.
(2)	This column reflects adjustments of our results of operation for the current year as if the License agreement would have occurred as of January 1, 2009.
(3)
This column reflects the results of operations of the Company for the year ending December 31, 2009 as if the License agreement had occurred as of January 1 2009.  As such, in 2009 there would have been no revenues, associated cost of revenues, or selling & marketing expenses during this period.

(a)
On a pro forma basis, there are no revenues and associated cost of revenues for the year ended December 31, 2009 since according to the agreement all sales of the Company’s current products are transferred to the licensee.

(b)	On a pro forma basis, there are no selling and marketing expenses since the company has no activities regarding selling and marketing.
(c)	On a pro forma basis general and administrative expenses are decreased by rent expenses of our offices in Kfar Sava which were closed following the agreement.
(d)	On a pro forma basis all other income results from the agreement is neutralized.